Exhibit 15.5

11 March 2019

Matter No.:828702

Doc Ref: 104885111

(852) 2842 9595

Felicity.Lee@conyersdill.com

Hutchison China MediTech Limited

22/F Hutchison House

10 Harcourt Road

Hong Kong

Dear Sirs,

Re:          Hutchison China MediTech Limited (the “Company”)

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended 31 December 2018 with the U.S. Securities and Exchange Commission and to the inclusion therein of the reference to our name on page 218 of the annual report under the heading “Taxation — Overview of Tax Implications of Various Other Jurisdictions — Cayman Islands Taxation” in the form and context in which they appear.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman

Conyers Dill & Pearman